As Filed With the Securities and Exchange Commission on September 8, 2005

                                                      Registration No.333-125956
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                                  2nd Amendment

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        WESTCOAST GOLF EXPERIENCES, INC.
                 (Name of small business issuer in its charter)

           Nevada                              7999                          20-2706319
  (State or jurisdiction of        (Primary Standard Industrial            (IRS Employer
incorporation or organization)      Classification Code Number)        Identification Number)

                           #309 - 333 East 1st Street
                       North Vancouver, BC, Canada V7L 4W9
                                  (604)988-1083
          (Address and telephone number of principal executive offices)

                            Michael M. Kessler, Esq.,
                            3406 American River Drive
                              Sacramento, CA 95864
                              Phone: (916)239 4000
                               Fax: (916) 239 4008
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
================================================================================
 Title of                                            Proposed
each Class            Number        Proposed         Maximum
of Securities       of Shares       Offering         Aggregate       Amount of
  to be               to be          Price           Offering       Registration
Registered          Registered     per Share(2)      Amount(1)          Fee
--------------------------------------------------------------------------------
Common Stock        1,000,000        $.025           $25,000            $2.95
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.005 per share.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                        WESTCOAST GOLF EXPERIENCES, INC.
                        1,000,000 SHARES OF COMMON STOCK
                                 $.025 PER SHARE


This is the initial offering of Common stock of WestCoast Golf and no public market exists for the securities being offered. WestCoast Golf is offering for sale a total of 1,000,000 shares of its Common Stock on a "self-underwritten", best efforts, all-or-none basis. The shares will be offered at a fixed price of $.025 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".


WestCoast Golf is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

================================================================================
                  Offering          Total
                    Price         Amount of        Underwriting        Proceeds
                  Per Share       Offering          Commissions         to Us
--------------------------------------------------------------------------------
Common Stock        $.025         $25,000               $0             $25,000
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, Dated          , 2005

                           TABLE OF CONTENTS
                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . . . .   3
     General Information about Our Company. . . . . . . . . . . . . . . . .3
     The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
RISKS ASSOCIATED WITH OUR COMPANY . . . . . . . . . . . . . . . . .  . . . 4
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . . . . . . . . . . .  7
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . . .10
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES .. . . . . . . . . . . . .  10
PLAN OF DISTRIBUTION  . . . . . . . . . . .. . . . . . . . . . . . . . .  12
     Offering will be Sold by Our Officers and Directors . . . . . . . .  12
     Terms of the Offering . . . . . . . . . . . . . . . . . . . . . . .  12
     Deposit of Offering Proceeds . . . . . . . . . . . . . . . . . . . . 13
     Procedures for and Requirements for Subscribing  . . . . . . . . . . 13
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. . . . . . . 13
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . .15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . .15
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . 16
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
DESCRIPTION OF OUR BUSINESS. . . . . . . . . . . . . . . . . . . . . . .  17
     General Information . . . . . . . . . . . . . . . . . . . . . . . .  17
     Industry Background . . . . . . . . . . . . . . . . . . . . . . . .  17
     Principal Products and Their Markets . . . . . . . . . . . . . . . . 18
     Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Distribution Methods . . . . . . . . . . . . . . . . . . . . . . . . 20
     Status of Any Publicly Announced New Products . . . . . . . . . . . .20
     Competition . . .  . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Sources and Availability of Products . . . . . . . . . . . . . . . . 20
     Dependence on One or a Few Major Customers . . . .  . . . . . . . . .21
     Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . . . 21
     Need for Any government Approval of Principal Products . . . . . . . 21
     Government and Industry Regulation . . . . . . . . . . . . . . . . . 21
     Research and Development Activities . . . . . . . . . . . . . . . . .21
     Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Employees and Employment Agreements . . . . . . . . . . . . . . . .  21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. . . . . . .    22
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . 25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . .25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . . . . 26
INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . . . . . . . .  28
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 28
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                        WESTCOAST GOLF EXPERIENCES, INC.
                           #309 - 333 EAST 1ST STREET
                       NORTH VANCOUVER, BC, CANADA V7L 4W9


                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to WestCoast Golf.

GENERAL INFORMATION ABOUT OUR COMPANY

WestCoast Golf was incorporated in the State of Nevada on April 20, 2005. We were formed to market a golf experience to participants in corporate golf events and tournaments by incorporating CPGA (Canadian Professional Golf Association) teaching professionals and computer aided swing analysis of the participant's golf swing. Our president is a registered CPGA teaching professional. We will offer golf packages which will include combinations of a short golf clinic providing professional instruction on the driving range, putting green or sand bunker, computer assisted swing analysis and a round of golf to provide on-course instruction. Each golfer may also receive a personalized CD prepared by our CPGA teaching professional that includes a brief swing analysis. We initially plan to market our golf packages via our website, direct mail and through relationships that our Director, Roger Arnet and our V.P. of Golf Operations, Tyler Halls, have developed from their years of experience in the golf industry.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan, identification of our target market and the accumulation of a list of potential clients. Per our business plan we anticipate sales to begin in November 2005. Currently our President devotes approximately 20 hours a week to the company, and our V.P. of Golf Operations devotes 5 hours per week. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash balance of $10,000, consisting of $10,000 generated from the issuance of shares to our director.

Our administrative offices are currently located at the residence of our President, Roger Arnet, which he provides to us on a rent free basis at #309 - 333 East 1st Street, North Vancouver, BC, Canada V7L 4W9. We plan to use these offices until we require larger space. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is April 30.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:     1,000,000 shares of common stock, par value $.001.

Offering Price per Share:     $.025

Offering Period:              The shares are being  offered  for a period not to
                              exceed  180 days.  In the event we do not sell all
                              of the shares  before the  expiration  date of the
                              offering,   all  funds  raised  will  be  promptly
                              returned to the investors, without interest or deduction.

Net Proceeds to Our Company:  $20,000

Use of Proceeds:              We intend to use the  proceeds to pay for offering
                              expenses and to expand our business operations.

Number of Shares Outstanding
Before the Offering:          2,000,000

Number of Shares Outstanding
After the Offering:           3,000,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering.

                              RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

ROGER ARNET, THE PRESIDENT AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS. TYLER HALLS, OUR VICE PRESIDENT OF GOLF OPERATIONS CURRENTLY DEVOTES APPROXIMATELY 5 HOURS PER WEEK TO COMPANY MATTERS. NEITHER OF OUR EMPLOYEES HAS ANY PUBLIC COMPANY EXPERIENCE. BOTH ARE INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE THEY MAY HAVE. THIS COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be April 2006. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Roger Arnet and Tyler Halls. While Roger Arnet and Tyler Halls have business experience including management and accounting, neither have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. Both Mr. Arnet and Mr. Halls intend to limit their roles in their other business activities and devote full time services to WestCoast Golf after we attain a sufficient level of revenue and are able to provide officers' salaries per our business plan. In the event they are unable to fulfill any aspect of their duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in April 2005; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL ALL OF THE SHARES IN THIS OFFERING AND RECEIVE ALL OF THE PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet sold any of our golf services packages and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR GOLF SERVICES PACKAGES. IF THE PUBLIC DOESN'T FIND OUR GOLF SERVICES PACKAGES DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE

ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to develop golf service packages that the public finds desirable and willing to purchase is critically important to our success. We cannot be certain that the packages that we will be offering will be appealing to public and as a result there may not be any demand for these packages and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change our golf services packages in the future that the public's demand for these new offering will develop and this could adversely affect our business and any possible revenues.

THE LOSS OF THE SERVICES OF ROGER ARNET OR TYLER HALLS COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR GOLF SERVICE PACKAGES, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Roger Arnet and our Vice President of Golf Operations, Tyler Halls. Both Mr. Arnet and Mr. Halls are members of the Canadian Professional Golf Association (CPGA) and we are dependent on their abilities to develop and market our golf service packages. If either of one of officers were unable to perform their services due to injury, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace them with another individual qualified to develop and market our golf services packages. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE GOLF SERVICES AND ACCESSORIES INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET A DESIRABLE OFFERING OF GOLF SERVICES PACKAGES THAT THE PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The golf services and accessories industry is intensely competitive and fragmented. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of products and services, and with substantially larger resources than ours; including financial and marketing. In addition to these large competitors there are numerous smaller operations that have developed and are marketing golf services and accessories. Our competitors include, by way of example, Westwood Plateau Golf Academy, Brent Morrison Golf Academy, golfhelp.com, V1golf.com, golfcoachinc.com and perfectimpact.com. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE GOLF SERVICES AND ACCESSORIES INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY PATENT OR TRADEMARK PROTECTION FOR OUR PROPOSED GOLF SERVICE PACKAGES, AND WE ARE ALSO UTILIZING GOLF SWING ANALYSIS SOFTWARE THAT IS NOT PROPRIETARY AND IS READILY AVAILABLE FOR PURCHASE BY ANYONE, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT

DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We believe our golf service packages are unique and desirable, however, we currently have no patents or trademarks for our packages or brand name. As business operations become established, we may seek such protection, however, we currently have no plans to do so. Since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality, golf service package information or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

WEATHER CONDITIONS CAN AFFECT THE GOLF SERVICES INDUSTRY WHICH COULD REDUCE THE AVAILABILITY OF OUR SERVICES AND LIMIT OUR PROPOSED SALES AND REVENUE.


Weather conditions such as rain, fog, frost, and snow may affect the time available for the use of our services. For instance, in the Vancouver B.C. area where we will begin operations, the average high and low temperatures for the fall/winter months (September - February) are 40(degree)F to 50(degree)F respectively with 17 wet days per month; spring months (March - May) are 41(degree)F and 57(degree)F respectively with an average of 14 wet days per month, whereas the summer months (June - August) experience averages from 54(degree)F to 73(degree)F with an average of only 7 wet days per month(www.bbc.co.uk/weather). Our competitors can be affected differently by weather conditions depending on the location of their operations. If our available days on the golf course are reduced, we may not be able to schedule enough of our packages to be profitable, which could adversely affect our operating results.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING ALL OF THE SHARES AND RECEIVING ALL OF THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and director, who will receive no commissions. We will offer the shares to our friends, relatives, acquaintances and business associates, however, there is no guarantee that we will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between WestCoast Golf Experiences Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.025 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.008 per share, $.017 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD HOWEVER THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 66.6% of our common stock. Due to the controlling amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,000 cost of this Registration Statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                            USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $25,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

     Total Proceeds                                     $25,000
     Less Estimated Offering Expenses of:
       Legal and Professional                           $ 1,900
       Accounting and auditing                          $ 2,500
       Transfer Agent Fees                              $   500
       Printing                                         $   100
                                                        -------
     Proceeds to Us:                                    $20,000
                                                        -------

     Advertising and Marketing                            7,300
     Website design                                       1,000
     Equipment                                            3,500
     Accounting, Auditing and Legal                       5,000
     Office and Administration                            1,500
     Working Capital                                      1,700
                                                        -------
     Total Net Proceeds                                 $20,000
                                                        =======

                   DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2005, the net tangible book value of our shares was $4,955 or approximately $.00248 per share, based upon 2,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $25,000, less offering expenses of $5,000, for a total net proceeds to us of $20,000, the net tangible book value of the 3,000,000 shares to be outstanding will be $24,955, or approximately $.008 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.0006 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.025 per Share) of $.017 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.008 per share, reflecting an immediate reduction in the $.025 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 66.6% of the total number of shares then outstanding, for which he will have made a cash investment of $10,000, or $.005 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 33.3% of the total number of shares then outstanding, for which they will have made a cash investment of $25,000, or $.025 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to April 30, 2005:

     Price Paid per Share by Existing Shareholder                    $ .005
     Public Offering Price per Share                                 $ .025
     Net Tangible Book Value Prior to this Offering                  $ .00248
     Net Tangible Book Value After this Offering                     $ .008
     Increase in Net Tangible Book Value per Share Attributable
      to cash payments from purchasers of the shares offered         $ .0006
     Immediate Dilution per Share to New Investors                   $ .017

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                       Total
                        Price        Number of      Percent of     Consideration
                      Per Share     Shares Held     Ownership          Paid
                      ---------     -----------     ---------          ----
     Existing
     Stockholder        $.005        2,000,000         66.6%          $10,000

     Investors in
     This Offering      $.025        1,000,000         33.3%          $25,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and director to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Roger Arnet, our officer and director, and Tyler Halls, our V.P. of Golf Operations, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Neither our officers nor our director are subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

     b. Neither our officers nor our director will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Neither our officers nor our director are, or will be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d.   All of our officers and our director meet the conditions of paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs
          (a)(4)(i) (a)(4)(iii).

Our officers, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.025 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date").


DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $25,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to WestCoast Golf Experiences, Inc.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and director is set forth below:

Name and Address                           Age          Position(s)
----------------                           ---          -----------
Roger Arnet                                38           President, Secretary,
#309 - 333 East 1st Street                              Chief Financial Officer,
North Vancouver, BC, Canada V7L 4W9                     Director

Tyler Halls                                30           V.P. of Golf Operations
#1009 - 63 Keefer Place
Vancouver, BC, Canada V6B 6N6

The persons named above have held their offices/positions since the inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and director are our only officers, director, promoters and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTOR

ROGER ARNET

April 2005 - Current, WestCoast Golf Experiences, Inc.
President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and Director

2000 - Current, Seymour Creek Golf Centre
CPGA Golf Teaching Professional

1993 - 1999, Pacific Northwest Salmon Products
President - Responsible for the Wholesale and Retail of pickled salmon products.

1990, Simon Fraser University
Graduated with a Bachelor of Arts with a Major in Communications

2001 - Current, Member of the Canadian Professional Golf Association

TYLER HALLS

April 2005 - Current, WestCoast Golf Experiences, Inc.
Vice President of Golf Operations

2001 - Current, Seymour Creek Golf Centre
CPGA Golf Teaching Professional

2001 - Current, Royal Towers
Store Manager - Beer and Wine store.

1993 - 2000, Taurus Golf Centre and Northern Pines Golf Course
CPGA Golf Teaching Professional

1994, Lethbridge Community College
Graduated with a 2-year Degree in Business Administration with a Major in Pro Golf Management

1993 - Current, Member of the Canadian Professional Golf Association

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                             EXECUTIVE COMPENSATION

Currently, our officers and our director receive no compensation for their services during the development stage of our business operations.

The officers and director are reimbursed for any out-of-pocket expenses they incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Our officers and director are not party to any employment agreements.

                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation          Long-Term Comp.
                              -----------------------------     ---------------
 Name and                     Consulting    Other    Annual
Position(s)          Year        Fees       Bonus     Comp.     Awards   Payouts
-----------          ----        ----       -----     -----     ------   -------
Roger Arnet          2005         $0        None      None       None      None
President, CEO,
and Director

Tyler Halls          2005         $0        None      None     None       None
V.P. Golf Oper.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and                     No. of      No. of         Percentage of Ownership
Address of                   Shares       Shares        -----------------------
Beneficial                   Before       After         Before           After
  Owner                     Offering    Offering       Offering        Offering
  -----                     --------    --------       --------        --------
Roger Arnet                2,000,000    2,000,000        100%           66.6%
#309-333 E. 1st St
North Vancouver, BC
Canada V7L 4W9

All Officers and
Directors as a Group       2,000,000    2,000,000        100%           66.6%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares have been issued to the existing stockholder, all of which are held by our sole director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 66.6% of our outstanding shares and the purchasers in this offering will own 33.3%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

WestCoast Golf Experiences, Inc. was incorporated in the State of Nevada on April 20, 2005. We were formed to market golf packages to corporate clients for their employees or customers. The company was incorporated by our director.

We are still in the development stage; have not yet commenced business operations; and we have generated no revenues. In April 2005, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

INDUSTRY BACKGROUND

Canada has the highest per capita golf participation in the world at 19.4% according to the Royal Canadian Golf Association. Their 1996 and 2002 Golf Participation Studies (rcga.org) provide the following demographics of the industry in Canada:

     There are 4.8 million golfers in Canada

     The average age is 39 years old, the dominant age group being 35-44

     The gender split is 68% male, 32% female

     The household income of golfers is 25% higher than the Canadian average

     25% of golfers play business-related games - among higher income earners this increases to 35%

"Golf is the most popular form of recreation at corporate meetings", states Event Marketer Magazine. "Many people believe that proficiency in golf, or at least cheerful participation, is one key to achieving success in the corporate world. A study by The New York Times (May 31, 1998) compared the golfing abilities of corporate CEO's with the performance of their companies' stock and concluded that the CEO's with the lowest handicaps were more likely to deliver above-average returns to stockholders. To spend five hours with your peers or your customers on a golf course is the ultimate quality time. You can learn more about your golfing partners in five hours than in a month's worth of meetings with them."

According to a recent study conducted by the Incentive Federation, the hottest new trend in corporate entertaining is golf school. Golf & Meetings Magazine (May 2001) reported that many corporations are also choosing golf school as a team-building experience to reward and motivate employees.

PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

Our golf packages will primarily take place at selected golf courses in the Vancouver, B.C. area. Conceived by our CPGA teaching professionals our golf packages combine the best of corporate golf, personalized professional instruction and the latest in golf swing technique analysis technology.

Our target market for our packages is current golfers in the financial industry. These would include individuals in investment banking, brokerage houses, mutual funds, accounting firms, legal firms, and public companies. We plan to advertise in local financial publications, develop marketing brochures for use in direct mail campaigns and attend golf and financial trade shows and conventions. We will also utilize our website at westcoastgolfexperiences.com as a focal point in our marketing efforts.

We plan to offer the following golf packages:

Package #1 $75* per golfer includes:

     As a group, the participants receive a half hour lesson focusing on one segment of the game held at the driving range, putting green or practice bunker prior to the round of golf;

     A Single club swing by each participant is digitally captured by our video camera using the cSwing software;

     Our CPGA teaching professional will then play along with the participants for 18 holes and provide on-course pointers. There will be one CPGA teaching professional per every 4 playing groups (approximately 12 participants). The CPGA teaching professional will rotate between the different playing groups, playing 4-5 holes with each group;

     After the event, our CPGA teaching professional will download the participant's pre-game digitally captured golf swing and utilizing the cSwing software, provide a brief (2-5 minute) analysis, both visually and via vocal commentary. The CPGA teaching professional will burn individual CD's for each participant with their analysis on it and deliver the CD's to the event organizer to be distributed to the participant/client as a follow up to the event.

* This fee does not include the cost of the golf course green fee (the cost to play the 18 hole course).

Package #2 $1,000 per event includes:

     Our client would be a Single Hole Sponsor for a large corporate golf tournament (approximately 72-108 participants). Our CPGA teaching professional would set up our digital video camera and equipment at the Sponsored Hole and digitally capture each participant's golf swing when they tee off on the designated hole. After the event, our CPGA teaching professional will download the participant's digitally captured golf swing and utilizing the cSwing software, provide a brief (2-5 minute) analysis, both visually and via vocal commentary. The CPGA teaching professional will burn individual CD's for each participant with their analysis on it and deliver the CD's to the corporate hole sponsor to be distributed to the participants as a follow up to the event.

Gift Certificates:

     Gift certificates costing various amounts can be purchased for customized versions of our packages, including combinations of:

     A half hour lesson at the driving range, putting green or practice bunker;

     Single club or multi club swing analysis utilizing the cSwing software and our digital video camera and equipment, including visual and vocal commentary on a CD;

     An on-course instructional round of golf.

Our teaching professionals will utilize cSwing analysis software. cSwing is an advanced video swing analysis program that captures video images from a digital camcorder to a personal computer where it can be easily analyzed with drawing and comparison tools. The analysis is then downloaded to CD format which can then be played back on a clients PC using Windows Media Player.

EQUIPMENT

cSwing Software - We will be utilizing the cSwing Mega Bundle with Advanced Capture and Multiple Camera Support. This software package will cost $289.

Computer - We will be utilizing a laptop computer with the following features:
Intel Pentium 4 or Pentium M processor; video card with a minimum of 64 MB dedicated Random Access Memory (RAM); FireWire input/output; minimum of 512 MB of RAM; a minimum of 120 gigabyte hard drive; CD/DVD reader and writer; and Microsoft Office XP operating system. Laptops with the above features and configurations are readily available from many manufactures and we anticipate it will cost approximately $2,000.

Video Camera - We will be utilizing a DV or Digital 8 camcorder with a built in FireWire connection and a minimum shutter speed of 1/1000. This setup will provide a clear picture in most lighting conditions. There are many manufacturers and models available that have these features; including Canon and Sony. We anticipate that our camcorder will cost approximately $600.

Accessories - We will require a FireWire connection between the laptop computer and the video camera. FireWire is readily available and we anticipate it will cost approximately $50. We will require a Tripod to hold the video camera in place and we anticipate it will cost $75. We will require a microphone and anticipate that it will cost $75. We will require a video camera and accessory bag and we anticipate that it will cost $75. We will require a "4 in one" machine that can perform functions as a printer, fax, scanner and copier. We anticipate that this machine will cost approximately $350.

DISTRIBUTION METHODS

We initially plan to market to companies in the financial industry, accounting and legal firms, brokerage houses, investment banks and public companies.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

We expect to face significant competition in the golf instruction industry. This would include traditional instruction from golf professionals, golf academies offered by golf clubs, companies that sell instructional videos, DVD's, accessories and other training aids designed to assist golfers with their technique. Many of these competitors have greater financial, marketing and other resources, as well as more experience in the golf instruction industry.

We cannot guarantee that we will be able to compete effectively and because we have not yet begun operations we do not have a competitive position relative to these other companies. Our competitors include Westwood Plateau Golf Academy, Brent Morrison Golf Academy, golfhelp.com, V1golf.com, golfcoachinc.com and perfectimpact.com. Once we launch operations we hope to compete on the basis of price, quality and personalized service. Our operations and our ability to generate revenues will be harmed if we are unable to establish a reputation as a provider of quality golf instruction.

SOURCES AND AVAILABILITY OF PRODUCTS

There are numerous public, semi-private and private golf courses in the greater Vancouver region. We anticipate utilizing many different courses, but we would suggest to our client, to host their golfing event at Mayfair Lakes Golf and Country Club (http://www.golfbc.com/courses/mayfair_lakes). Mayfair Lakes is a full length (6,641 yards) championship golf course with extensive practice facilities including a large range, sand traps and a putting green. The course is relatively flat, incorporates lakes into many holes and is quite spacious and open. In addition, it has a large fully equipped clubhouse that the clients and participants can utilize for their post golf activities. Another positive feature with Mayfair Lakes is it is located 20 minutes from downtown Vancouver, 10 minutes from the Vancouver International Airport and is situated with easy access from several major highways that will allow clients and participants to travel to the course quickly and efficiently from downtown and surrounding suburbs. We have also identified several other golf courses that have some of these above listed features that we would also recommend. They include University Golf Club (http://www.universitygolf.com), Morgan Creek Golf Club (http://www.morgancreekgolf.com), Squamish Valley Golf Club (http://www.squamishvalleygolf.com), and NorthView Golf and Country Club (http://www.northviewgolf.com/).

Blank Compact Discs (CDs) are readily available from numerous computer shops including Future Shop, Best Buy, and Costco. In addition, they can be purchased from online stores including futureshop.ca, bestbuy.com and blankmedia.ca.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our services, we will not rely on one or few major customers.

PATENTS AND TRADEMARKS

We do not have, nor do we intend to apply for in the near future, any patents or trademarks. We will assess the need for any patents or trademarks on a continuing basis.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

We do not require any government approval for our services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have two employees, both of which are our executive officers, namely, Roger Arnet and Tyler Halls. Roger Arnet currently devotes 20 hours a week to our business and is responsible for the primary operation of our business. Tyler Halls, currently devotes approximately 5 hours per week to the company, but will be available to assist Mr. Arnet as and when needed. There are no formal employment agreements between the company and our current employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $5,045 in miscellaneous expenses through April 30, 2005.

The following table provides selected financial data about our company for the period from the date of incorporation through April 30, 2005. For detailed financial information, see the audited financial statements included in this prospectus.

        Balance Sheet Data:                 4/30/05
        -------------------                 -------
        Cash                                $10,000
        Total assets                        $10,000
        Total liabilities                   $ 5,045
        Shareholders' equity                $ 4,955

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

To date, we have never had any discussions with any possible acquisition candidate nor do we have any intention of doing so.

We believe by having a registration statement in place it will be easier for us to raise the funds necessary to continue implementing our business plan. We believe investors are more comfortable investing in a company that intends to be publicly traded rather than a privately held one. Management reviewed the additional costs associated with being a public company and determined if we prepared the required documents we could keep the costs to a minimum. Even as a privately held company we would provide copies of our annual audited financials to our shareholders. The quarterly reviewed financials and EDGAR filing fees were determined to be minimal compared with the benefit of shareholder confidence in the liquidity of their shares, though no public market currently exists, and the ability of the company to obtain additional future financing if necessary to expand operations.

PLAN OF OPERATION

GOING CONCERN

In April 2005 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Management estimates we will be able to complete the registration process and offering by August 1, 2005. During the months preceding that we will rely upon existing funds to sustain our minimal operations. Once our funding is received we will proceed with the more cost intensive aspects of our business plan such as purchasing computer equipment, advertising and website launch. Our 12 month budget is based on minimum operations which will be completely funded by the $25,000 (net of $20,000) raised through this offering. If we begin to generate profits we will increase our sales activity accordingly. We estimate sales to begin in November and reach a level to sustain daily operations by April 2006. Because our business is client-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

JUNE/JULY 2005
Management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential customers. This will include assembling phone and fax numbers, email and postal mailing addresses for our initial advertising efforts. We will also make personal contact with known associates in both the golf and financial industries to begin our advertising efforts via word of mouth. We will hire a website designer to develop a preliminary website at www.westcoastgolfexperiences.com that we will be able to provide a brief summary of our company and supply potential clients with basic information and contact numbers (estimated cost is $500).

AUGUST/SEPTEMBER 2005
Complete our offering. Purchase our cSwing golf swing analysis software (estimated cost $289) and equipment which includes a laptop computer (estimated cost $2,000), a digital video camcorder (estimated cost $600) and assorted accessories including cables, tripod and "4 in 1" machine (estimated cost ($625). For further detail on the above equipment, please see the Equipment section. Hire the website designer to expand the preliminary website at www.westcoastgolfexperiences.com as well as provide search engine optimization for our website domain (estimated cost $500).

OCTOBER/NOVEMBER 2005
We will design and print our initial brochure. The initial printing run will be for 2,000 pieces at an estimated cost of $0.25 per 4-color tri-fold brochure ($500 total). Begin our direct mailing efforts targeting contacts in the financial industry ($390 postal fees).

DECEMBER 2005/JANUARY 2006
Continue our direct mailing efforts targeting contacts in the financial industry ($390 postal fees). Begin advertising campaign in Vancouver and B.C. financial publications, including Business in Vancouver where a 1/20 of page ad costs approximately $300 per issue. Business in Vancouver is a weekly publication with an estimated average weekly readership of 60,000 (www.biv.com).

FEBRUARY/MARCH 2006
We plan to attend and advertise our golf packages at the Vancouver Golf and Travel Show in Vancouver, BC. The rental of a 10' x 10' booth is estimated to remain at or near the 2005 show cost of $1,295. Our two current employees will be responsible for setting up and manning the booth. We anticipate purchasing an additional 2,000 brochures for use at the show and estimate the total cost of attending the trade show to be $2,000.

APRIL/MAY 2006
We anticipate our sales will have reached a level that will sustain our business operations and allow us to begin hiring additional employees if necessary and compensate our officers and director for their time. At this time we have no agreements or understandings regarding the amount of compensation for the officers and director's participation.

CRITICAL ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

FEDERAL INCOME TAX

The Company has adopted the provisions of SFAS No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

EARNINGS (LOSS) PER COMMON SHARE

The Company computes earnings (loss) per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share".

Basic earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities outstanding during the period. Dilutive securities having an anti-dilutive effect on diluted earnings
(loss) per share are excluded from the calculation.

Diluted loss per share is equal to basic loss per share as there are no dilutive securities outstanding.

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. Our administrative offices are currently located at the offices of our President, Roger Arnet, which he provides to us on a rent free basis at #309-333 East 1st Street, North Vancouver, BC, Canada V7L 4W9. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Roger Arnet is our sole director. Roger Arnet and Tyler Halls are the only officers, promoters and affiliates of our company.

We are currently using the offices of Roger Arnet, an officer and director of our Company, on a rent-free basis for administrative purposes. There is no written lease agreement or other material terms or arrangements relating to said arrangement.

On April 20, 2005, the Company issued 2,000,000 shares of its $0.001 par value common stock to Mr. Roger Arnet, an officer and sole director of the Company in exchange for cash in the amount of $10,000, or $0.005 per share.

We do not currently have any conflicts of interest by or among our current officers, director, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and director, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statement for the period from inception to April 30, 2005, included in this prospectus has been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, #1300 - 1140 West Pender Street, Vancouver, B.C. Canada V6E 4G1. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Michael M. Kessler, Esq., 3406 American River Drive, Sacramento, California 95864, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                              AVAILABLE INFORMATION

We have filed this registration statement on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                              FINANCIAL STATEMENTS

Our fiscal year end is April 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, April 20, 2005, to April 30, 2005, immediately follow.

                                 Letterhead of
                        Dale Matheson Carr-Hilton LaBonte
                              Chartered Accountants


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of WestCoast Golf Experiences, Inc.

We have audited the balance sheet of WestCoast Golf Experiences, Inc. (a development stage enterprise) as at April 30, 2005 and the statements of operations, stockholders' equity and cash flows for the period from April 20, 2005 (inception) to April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2005 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from April 20, 2005 (inception) to April 30, 2005 in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent on raising additional capital to fund future operations and generating net profits from its planned business operations raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ "Dale Matheson Carr-Hilton LaBonte"

                                            CHARTERED ACCOUNTANTS

Vancouver, B.C.
May 31, 2005

                        WestCoast Golf Experiences, Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet


                                                                  April 30, 2005
                                                                  --------------
                                   A S S E T S

Current Assets
  Cash                                                               $ 10,000
                                                                     --------
      Total Current Assets                                             10,000
                                                                     --------

Total  Assets                                                        $ 10,000
                                                                     ========

                             L I A B I L I T I E S

Current Liabilities
  Accounts Payable and Accrued Liabilities                           $  5,045
                                                                     --------

      Total Current Liabilities                                         5,045
                                                                     --------

                      S T O C K H O L D E R S ' E Q U I T Y

Common Stock (Note 2)
  75,000,000 authorized shares, par value $0.001
  2,000,000 shares issued and outstanding                               2,000
  Additional Paid-in-Capital                                            8,000
  Deficit accumulated during development stage                         (5,045)
                                                                     --------
      Total Stockholders' Equity                                        4,955
                                                                     --------

Total Liabilities and Stockholders' Equity                           $ 10,000
                                                                     ========

Going Concern Contingency (Note 1)

   The accompanying notes are an integral part of these financial statements.

                        WestCoast Golf Experiences, Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                                  April 20, 2005
                                                                  (inception) to
                                                                  April 30, 2005
                                                                  --------------
REVENUES:
  Revenues                                                          $        --
                                                                    -----------
EXPENSES:
  General and administrative expenses                                     5,045
                                                                    -----------

NET LOSS FOR THE PERIOD                                             $    (5,045)
                                                                    ===========

Basic Earnings (loss) Per Common Share                              $     (0.00)
                                                                    ===========

Weighted Average number of Common Shares Outstanding                  2,000,000
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                        WestCoast Golf Experiences, Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
        For the period from April 20, 2005 (inception) to April 30, 2005

                                                                                           Deficit
                                                                                         Accumulated
                                                                           Additional     During the        Total
                                                             $0.001         Paid-In      Development     Stockholders'
                                                Shares      Par Value       Capital         Stage           Equity
                                              ---------     ---------      ---------      ---------       ---------
Balance April 20, 2005                               --     $      --      $      --      $      --       $      --

Stock Issued for cash at $0.005 per share     2,000,000         2,000          8,000             --          10,000

Net loss for the period from April 20, 2005
(inception) to April 30, 2005                        --            --             --         (5,045)         (5,045)
                                              ---------     ---------      ---------      ---------       ---------

Balance April 30, 2005                        2,000,000     $   2,000      $   8,000      $  (5,045)      $   4,955
                                              =========     =========      =========      =========       =========


   The accompanying notes are an integral part of these financial statements.

                        WestCoast Golf Experiences, Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows


                                                                  April 20, 2005
                                                                  (inception) to
                                                                  April 30, 2005
                                                                  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss for the period                                            $ (5,045)
  Adjustments to reconcile net loss to net cash from
   operating activities:
     Accounts Payable                                                   5,045
                                                                     --------
Net Cash Used in Operating Activities                                      --
                                                                     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Common Stock issued for cash, net                                    10,000
                                                                     --------
Net Cash Provided by Financing Activities                              10,000
                                                                     --------

Net Increase in Cash                                                   10,000

Cash Balance,  Beginning of Period
                                                                     --------
Cash Balance,  End of Period                                         $ 10,000
                                                                     ========

Supplemental Disclosures:
  Cash Paid for interest                                             $     --
                                                                     ========
  Cash Paid for income taxes                                         $     --
                                                                     ========

   The accompanying notes are an integral part of these financial statements.

                        WestCoast Golf Experiences, Inc.
                        (A Development Stage Enterprise)
                                 April 30, 2005
                          Notes to Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

WestCoast Golf Experiences, Inc. (the "Company") was incorporated under the laws of the State of Nevada on April 20, 2005 for the purpose of marketing golf packages to corporate clients for their employees or customers utilizing the Company's teaching professionals and other computer aided instruction.

The Company has a total of 75,000,000 authorized shares with a par value of $0.001 per share and 2,000,000 shares issued and outstanding as of April 30, 2005.

The Company has been in the initial organization stage since inception and has no business assets nor current operating revenues. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern.

The Company is planning to file a form SB-2 Registration Statement in connection with a planned prospectus offering of up to 1,000,000 shares of the Company's common stock at a price of $0.025 per share for gross proceeds of $25,000.

The Company expects to satisfy its cash requirements for the next twelve months with the current cash in the bank, proceeds from the planned offering and advances from the Company's sole director if required.

BASIS OF PRESENTATION

These financial  statements are presented in United States dollars and have been
prepared  in  accordance  with  United  States  generally  accepted   accounting
principles.

The Company's year end is April 30 with its initial period being from April 20, 2005 to April 30, 2005.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board ("FASB") Statement ("SFAS") No. 7. The Company is devoting all of its present efforts to securing and establishing a new business. Its planned principal operations have not commenced and accordingly, no revenue has been derived during the organizational period.

                        WestCoast Golf Experiences, Inc.
                        (A Development Stage Enterprise)
                                 April 30, 2005
                          Notes to Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

FEDERAL INCOME TAX

The Company has adopted the provisions of SFAS No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

EARNINGS (LOSS) PER COMMON SHARE

The Company computes earnings (loss) per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share".

Basic earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities outstanding during the period. Dilutive securities having an anti-dilutive effect on diluted earnings
(loss) per share are excluded from the calculation.

Diluted loss per share is equal to basic loss per share as there are no dilutive securities outstanding.

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

                        WestCoast Golf Experiences, Inc.
                        (A Development Stage Enterprise)
                                 April 30, 2005
                          Notes to Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

NOTE 2 - COMMON STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As at April 30, 2005 and to date, the Company has not granted any stock options and has not recorded any stock-based compensation.

A total of 2,000,000 shares of the Company's common stock were issued to the founding and sole director of the Company pursuant to a stock subscription agreement at $0.005 per share for total proceeds of $10,000.

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
                        WestCoast Golf Experiences, Inc.
                        (A Development Stage Enterprise)
                                 April 30, 2005
                          Notes to Financial Statements


NOTE 3 - RELATED PARTIES

The Company currently has no significant related party transactions with any related individuals or entities.

NOTE 4 - INCOME TAXES

The Company has net operating loss carry-forwards of approximately $5,000 which may be available to offset against future taxable income. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset, financial statement purposes and tax purposes.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

          Legal and Professional Fees           $ 1,900
          Accounting and auditing                 2,500
          Transfer Agent fees                       500
          Printing of Prospectus                    100
                                                -------
             TOTAL                              $ 5,000
                                                =======

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 20, 2005, 2,000,000 shares of common stock were issued to Roger Arnet, an officer and sole director, as founders' shares, in exchange for an aggregate amount of $10,000, or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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
ITEM 27.   EXHIBITS.

The following exhibits are included with this registration statement filing:

         Exhibit
         Number              Description
         -------             -----------
         3.1           Articles of Incorporation*
         3.2           Bylaws*
         5             Opinion re: Legality*
         23.1          Consent of Independent Auditors
         23.2          Consent of Counsel (See Exhibit 5)*
         99            Subscription Agreement*

----------
*  Included Previously

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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
3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of British Columbia, Country of Canada.


September 7, 2005                   WestCoast Golf Experiences, Inc., Registrant


                                    By: /s/ Roger Arnet
                                       -----------------------------------
                                       Roger Arnet, President, Secretary,
                                       Treasurer, Chief Executive Officer,
                                       Chief Financial Officer, and
                                       Principal Accounting Officer

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